                                                                    EXHIBIT 3.1




                         CERTIFICATE OF DESIGNATIONS OF

                SERIES A JUNIOR PARTICIPATING PREFERRED STOCK OF

                         CHESAPEAKE ENERGY CORPORATION

                    (PURSUANT TO SECTION 1032 OF THE GENERAL
                   CORPORATION ACT OF THE STATE OF OKLAHOMA)


                         --------------------------

         Chesapeake Energy Corporation, a corporation organized and existing under the General Corporation Law of the State of Oklahoma (hereinafter called the "Company"), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Company as required by Section 1032 of the General Corporation Act of the State of Oklahoma and in accordance with Article IV of the Company's Certificate of Incorporation, as amended, at a meeting duly called and held on July 7, 1998:

         WHEREAS, pursuant to the Company's Certificate of Incorporation, as amended to date (hereinafter called the "Certificate of Incorporation"), the Company is authorized to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock") from time to time, of which 4,600,000 shares have been designated as the 7% Cumulative Convertible Preferred Stock and are currently outstanding; and

         WHEREAS, pursuant to the authority vested in the Board of Directors of the Company in accordance with the General Corporation Act of the State of Oklahoma and the Company's Certificate of Incorporation, the Board of Directors is authorized by resolution duly adopted, to designate shares of Preferred Stock to be issued, in one or more series, to provide for the designation thereof of the powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof;

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Company's Certificate of Incorporation, the Board of Directors on July 7, 1998 adopted the following resolutions to create a new series of Preferred Stock; and be it further

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Oklahoma General Corporation Act and the
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Certificate of Incorporation, a Series A Junior Participating Preferred Stock
of the Corporation is hereby created, and 250,000 shares of Preferred Stock shall be reserved for issuance as Series A Junior Participating Preferred Stock in accordance with this Certificate of Designation with the designations thereof and the powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof as set forth below:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 250,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred Stock.

         Section 2.  Dividends and Distributions.

         (A) Subject to the rights of the holders of any shares of any series of Preferred Stock of the Company (the "Preferred Stock") (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") and of any other stock of the Company ranking junior to the Series A Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, quarterly dividends payable in cash on the last day of January, April, July, and October in each year (each such date being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 and (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the first Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event that the Company shall at any time after July 27, 1998 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.





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         (B)     The Company shall declare a dividend or distribution on the
Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Dividend Payment Date and the next subsequent Dividend Payment Date, a dividend of $10.00 per share on the Series A Preferred Stock shall nevertheless be payable, when, as and if declared, on such subsequent Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative, whether or not earned or declared, on outstanding shares of Series A Preferred Stock from the Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by- share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth and except as otherwise provided in the Certificate of Incorporation or required by law, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters upon which the holders of the Common Stock of the Company are entitled to vote. In the event the Company shall at any time after July 27, 1998 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein, in the Certificate of Incorporation or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, and except





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as otherwise required by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

         (C) Except as set forth herein, or as otherwise provided by law or the Certificate of Incorporation, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4.  Certain Restrictions.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not earned or declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Company shall not:

                 (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (as to dividends) to the Series A Preferred Stock;

                 (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (as to dividends) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                 (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock or rights, warrants or options to acquire such junior stock;

                 (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could,





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under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

         Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (A) to the holders of the Common Stock or of shares of any other stock of the Company ranking junior, upon liquidation, dissolution or winding up, to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $10.00 per share, plus an amount equal to accrued and unpaid dividend distributions thereon, whether or not earned or declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Preferred Stock liquidation preference and the liquidation preferences of all other classes and series of stock of the Company, if any, that rank on a parity with the Series A Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Preferred Stock and the holders of such parity shares in the proportion to their respective liquidation preferences. In the event the Company shall at any time after July 27, 1998 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In the case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are converted into, exchanged for or changed into other stock or securities, cash and/or any property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly





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converted into, exchanged for or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted, exchanged or converted. In the event the Company shall at any time after July 27, 1998 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the conversion, exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable from any holder.

         Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, junior to all other series of Preferred Stock and senior to the Common Stock.

         Section 10. Amendment. If any proposed amendment to the Certificate of Incorporation (including this Certificate of Designations) would alter, change or repeal any of the preferences, powers or special rights given to the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely, then the holders of the Series A Preferred Stock shall be entitled to vote separately as a class upon such amendment, and the affirmative vote of two- thirds of the outstanding shares of the Series A Preferred Stock, voting separately as a class, shall be necessary for the adoption thereof, in addition to such other vote as may be required by the General Corporation Act of the State of Oklahoma.

         Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.





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         IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Company by its Chairman of the Board and Chief Executive Officer and attested by its Secretary this 7th day of July, 1998.



                                       /s/ Aubrey K. McClendon
                                       ----------------------------------------
                                       Aubrey K. McClendon
                                       Chairman of the Board and
                                       Chief Executive Officer
Attest: /s/ Janice A. Dobbs
       -----------------------------
         Janice A. Dobbs
         Corporate Secretary





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                            CERTIFICATE OF CORRECTION
                                       OF
                           CERTIFICATE OF DESIGNATION
                                     FOR THE
                    7% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                       OF
                          CHESAPEAKE ENERGY CORPORATION

                  Chesapeake Energy Corporation, an Oklahoma corporation (the "Company"), pursuant to Section 1007 of the Oklahoma General Corporation Act, for the purpose of correcting the Certificate of Designation of the Company for its 7% Cumulative Convertible Preferred Stock (the "Certificate of Designation"), hereby certifies the following:

                  1. That the Company was originally incorporated on October 18, 1996, under the name "Chesapeake Oklahoma Corporation." The Company filed the Certificate of Designation on April 21, 1998. Section 2.14 of the Certificate of Designation contained an inaccurate definition of the term "Market Value."

                  2. Section 2.14 of the Certificate of Designation, in its corrected form, shall read in its entirety as follows:

                  "'Market Value' shall mean the average closing price of the Common Stock for a five consecutive trading day period on the NYSE or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock."

                  DATED this 27th day of July, 1998.

                                        CHESAPEAKE ENERGY CORPORATION


                                        By: TOM L. WARD
                                     Title: President and Chief Operating
                                            Officer

JANICE A. DOBBS
Janice A. Dobbs
Secretary

                           CERTIFICATE OF DESIGNATION
                                       OF
                   7% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                       OF
                         CHESAPEAKE ENERGY CORPORATION

      Pursuant to Section 1032(G) of the Oklahoma General Corporation Act

                 CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation (the "Company"), does hereby certify that the following resolution was duly adopted by action of the Board of Directors of the Company, with the provisions thereof fixing the number of shares of the series, the dividend rate, and the optional redemption prices being set by action of the Board of Directors of the Company:

                 RESOLVED that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by the provisions of
Article IV, Section 1 of the Certificate of Incorporation of the Company, as amended from time to time (the "Certificate of Incorporation"), and pursuant to
Section 1032(G) of the Oklahoma General Corporation Act, the Board of Directors hereby creates a series of preferred stock of the Company and hereby states that the voting powers, designations, preferences and relative, participating, optional or other special rights of which, and qualifications, limitations or restrictions thereof (in addition to the provisions set forth in the Certificate of Incorporation which are applicable to the preferred stock of all classes and series), shall be as follows:

         1.      Designation and Amount.    There shall be created from the
10,000,000 shares of preferred stock, par value $0.01 per share, of the Company authorized to be issued pursuant to the Certificate of Incorporation, a series of preferred stock, designated as the "7% Cumulative Convertible Preferred Stock," par value $0.01 per share (the "Preferred Stock"), and the number of shares of such series shall be 4,600,000. Such number of shares may be decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Preferred Stock to a number less than that of the shares of Preferred Stock then outstanding plus the number of shares issuable upon exercise of options or rights then outstanding and, if any portion of the over-allotment option granted by the Company pursuant to the Purchase Agreement (as defined herein) expires unexercised, the Board of Directors shall by resolution decrease the number of authorized shares of Preferred Stock by the number of shares subject to the expired portion of such
over-allotment option.   Any shares of Preferred Stock issued after the Issue
Date (as defined herein) pursuant to the over-allotment option granted by the Company pursuant to the Purchase Agreement (as defined herein) shall, for all purposes, including, without limitation, voting and dividend rights, be deemed issued as of the Issue Date.

         2. Definitions. As used herein, the following terms shall have the following meanings:

                 2.1 "Accrued Dividends" shall mean, with respect to any share of Preferred Stock, as of any date, the accrued and unpaid dividends on such share from and including the most recent Dividend Payment Date (or the Issue Date, if such date is prior to the first Dividend

Payment Date) to but not including such date."Accumulated Dividends" shall mean, with respect to any share of Preferred Stock, as of any date, the aggregate accumulated and unpaid dividends on such share from the Issue Date until the most recent Dividend Payment Date prior to such date. There shall be no Accumulated Dividends with respect to any share of Preferred Stock prior to the first Dividend Payment Date.

                 2.2 "Affiliate" shall have the meaning ascribed to it, on the date hereof, under Rule 405 of the Securities Act of 1933, as amended.

                 2.3 "Board of Directors" shall mean the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

                 2.4 "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to close.

                 2.5 "Change of Control" shall mean any of the following events: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than to Permitted Holders; (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act as in effect on the original date of issuance of the Preferred Stock), other than Permitted Holders, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act as in effect on the original date of issuance of the Preferred Stock, except that such Person shall be deemed to have beneficial ownership of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after passage of time) of more than 50% of the aggregate voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the original date of issuance of the Preferred Stock), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this definition, such other Person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other Person is the beneficial owner (as defined above), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in this proviso), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation); or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election





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
by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office. For purposes of the above definition of "Change of Control," the term "Permitted Holders" means Aubrey K. McClendon and Tom L. Ward and their respective Affiliates.

                 2.6 "Change of Control Date" shall mean the date on which the Change of Control event occurs.

                 2.7 "Conversion Price" shall mean $6.95, subject to adjustment as set forth in Section 9(c).

                 2.8 "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination, or merger, consolidation or similar transaction in which the Company is a constituent corporation.

                 2.9 "Dividend Payment Date" shall mean February 1, May 1, August 1 and November 1 of each year, commencing August 1, 1998.

                 2.10 "Dividend Record Date" shall mean, with respect to each Dividend Payment Date, a date not more than 60 days nor less than 10 days preceding a Dividend Payment Date, as shall be fixed by the Board of Directors.

                 2.11 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                 2.12 "Issue Date" shall mean April 22, 1998, the original date of issuance of the Preferred Stock.

                 2.13 "Liquidation Preference" shall mean, with respect to each share of Preferred Stock, $50.

                 2.14 "Market Value" shall mean the average closing price of the Common Stock for a ten consecutive trading day period on the NYSE or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock.

                 2.15     "NYSE" shall mean the New York Stock Exchange, Inc.





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
                 2.16 "Optional Redemption Price Per Share" shall mean, as of any date, the price at which the Company may, at its option, redeem one share of the Preferred Stock, payable, at the Company's option, in cash, by delivery of fully paid and nonassessable shares of Common Stock or a combination thereof.

                 2.17 "Person" shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

                 2.18 "Purchase Agreement" shall mean that certain Purchase Agreement with respect to the Preferred Stock, dated as of April 17, 1998, among the Company, Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Lehman Brothers Inc. and J.P. Morgan Securities Inc.

                 2.19 "Voting Rights Triggering Event" shall mean the failure of the Company to pay dividends on the Preferred Stock with respect to periods ending on more than six consecutive Dividend Payment Dates.

                 2.20 "Voting Stock" shall mean, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of contingency) to vote in the election of members of the Board of Directors or other governing body of such Person. For purposes of this definition of "Voting Stock," "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.

         3.      Dividends.

                 3.1 The holders of shares of the outstanding Preferred Stock shall be entitled, when, as and if declared by the Board of Directors out of funds legally available therefor, to receive cumulative annual cash dividends of $3.50 per share, payable quarterly in arrears (the "Dividend Rate"). Dividends payable for each full dividend period will be computed by dividing the Dividend Rate by four and shall be payable in arrears on each Dividend Payment Date for the quarterly period ending immediately prior to such Dividend Payment Date, to the holders of record of Preferred Stock at the close of business on the Dividend Record Date applicable to such Dividend Payment
Date.   Such dividends shall be cumulative from the Issue Date and shall accrue on a day-to-day basis, whether or not earned or declared, from and after the Issue Date. Dividends on the Preferred Stock which are not declared and paid when due will compound quarterly on each Dividend Payment Date at the Dividend Rate. Dividends payable for any partial dividend period shall be computed on the basis of actual days elapsed over a 360-day year consisting of twelve 30-day months. Notwithstanding anything herein to the contrary, the initial

Dividend Payment Date, which shall be for dividends accrued during the period commencing on the Issue Date and ending on July 31, 1998, will be August 1, 1998.

                 3.2 Except to the extent specified herein, dividends paid on the Preferred Stock shall be payable in cash.

                 3.3 No dividends or other distributions (other than a dividend or distribution payable solely in stock of the Company ranking junior to the Preferred Stock as to dividends and upon liquidation, including the Common Stock, and other than cash paid in lieu of fractional shares) may be declared, made or paid or set apart for payment on the Common Stock or upon any other stock of the Company ranking junior to or pari passu with the Preferred Stock as to dividends, and no Common Stock or any other stock of the Company ranking junior to or pari passu with the Preferred Stock as to dividends or upon liquidation, including the Preferred Stock, may be repurchased, exchanged, redeemed or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to the Preferred Stock as to dividends and upon liquidation), nor may funds be set apart for payment with respect thereto, unless full Accumulated Dividends shall have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Stock for all Dividend Payment Periods terminating on or prior to the date of such declaration, payment, redemption, purchase or
acquisition.   Notwithstanding the foregoing, if full dividends have not been paid on the Preferred Stock or on any other preferred stock ranking pari passu with the Preferred Stock as to dividends, dividends may be declared and paid on the Preferred Stock and such other preferred stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Preferred Stock and such other preferred stock will in all cases bear to each other the same ratio that Accrued Dividends on the shares of Preferred Stock and such other preferred stock bear to each other; provided, that if such dividends are paid in cash on the other preferred stock, dividends will also be paid in cash on the Preferred Stock.

                 3.4 Holders of shares of Preferred Stock shall not be entitled to any dividends on the Preferred Stock, whether payable in cash, property or stock, in excess of full cumulative dividends at the Dividend Rate provided herein. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Preferred Stock which may be in arrears (it being understood that the compounding of unpaid dividends shall not constitute interest or money in lieu of interest).

                 3.5 The holders of shares of Preferred Stock at the close of business on a Dividend Record Date will be entitled to receive the dividend payment on those shares (except that holders of shares called for redemption on a redemption date between the Dividend Record Date and the Dividend Payment Date will be entitled to receive such dividend on such redemption date as indicated in Section 3.1 hereof) on the corresponding Dividend Payment Date notwithstanding the subsequent conversion thereof or the Company's default in payment of the dividend due on that Dividend Payment Date. However, shares of Preferred Stock surrendered for conversion during the period between the close of business on any Dividend Record Date and the close of business on the day immediately preceding the applicable Dividend Payment Date (except for shares called for redemption on a redemption date during that period) must be accompanied by payment of an amount equal to the dividend payable on the shares on that Dividend Payment Date. A holder of shares of Preferred Stock on a Dividend Record Date who (or whose transferee) tenders any shares for conversion on or before a Dividend Payment Date will receive the dividend payable by the Company on the Preferred Stock on that date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Preferred Stock for conversion. Except as provided above and in Section 9(b) hereof, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon conversion.

         4.      Optional Redemption.

                 4.1 The Preferred Stock may not be redeemed prior to May 1, 2001. At any time on or after May 1, 2001, the Company may, at its sole option, subject to Section 3.3, redeem, out of funds legally available therefor, all or any part of the outstanding shares of Preferred Stock, in cash, by delivery of fully paid and nonassessable shares of Common Stock or by a combination thereof, upon not less than 30 days' nor more than 60 days' notice provided in the manner specified in Section 5 hereof, during the 12-month periods commencing on May 1 of the years set forth below for the amount per share of Preferred Stock set forth opposite such years, plus Accumulated Dividends and Accrued Dividends thereon to the redemption date:

                         YEAR               REDEMPTION PRICE PER SHARE
                         ----               --------------------------
                         2001                         $52.45
                         2002                          52.10
                         2003                          51.75
                         2004                          51.40
                         2005                          51.05
                         2006                          50.70
                         2007                          50.35
                  2008 and thereafter                  50.00

                 4.2 If the Company elects to make redemption payments in Common Stock, the number of shares of Common Stock to be delivered in exchange for each share of Preferred Stock will be calculated by dividing the applicable redemption price per share of Preferred Stock by the Market Value for the period ending on the third Business Day immediately preceding the date the notice of redemption is given. To the extent that the amount of the redemption payment payable to a holder of Preferred Stock (in respect of all shares held by such holder) does not equal a whole number of shares of Common Stock, such fractional amount shall be paid in cash to such holder of Preferred Stock based on the same Market Value. If any dividends on the

Preferred Stock are in arrears, no shares of Preferred Stock shall be redeemed unless all outstanding shares of Preferred Stock are simultaneously redeemed.

         5.      Procedure for Redemption.

                 5.1 In the event the Company shall elect to redeem shares of Preferred Stock pursuant to Section 4 hereof, notice of such redemption shall be given (i) by publication in a newspaper of general circulation in the Borough of Manhattan, City and State of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement) or (ii) by first-class mail to each record holder of the shares to be redeemed, at such holder's address as the same appears on the books of the Company, in either case not less than 30 nor more than 60 days prior to the redemption date. Each such notice shall state (i) the time and date as of which the redemption shall occur; (ii) the total number of shares of Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;
(iii) the redemption price (whether to be paid in cash or shares of Common Stock or a combination thereof); (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price and delivery of certificates representing shares of Common Stock (if the Company so chooses); (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date unless the Company defaults in the payment of the redemption price; and (vi) the name of any bank or trust company, if any, performing the duties referred to in Section 5.3 below.

                 5.2 On or before any redemption date, each holder of shares of Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares of Preferred Stock to the Company, in the manner and at the place designated in the notice of redemption and on the redemption date, the full redemption price, payable in cash, fully paid and nonassessable shares of Common Stock or a combination thereof, for such shares of Preferred Stock shall be paid or delivered to the person whose name appears on such certificate or certificates as the owner thereof, and the shares represented by each surrendered certificate shall be returned to authorized but unissued shares of preferred stock of any or no series. Upon surrender (in accordance with the notice of redemption) of the certificate or certificates representing any shares to be so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice of redemption shall so state), such shares shall be redeemed by the Company at the redemption price. If fewer than all the shares represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares, without costs to the holder thereof, together with the amount of cash, if any, in lieu of fractional shares.

                 5.3 If a notice of redemption shall have been given as provided in Section 5.1, dividends on the shares of Preferred Stock so called for redemption shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Company with respect to shares so called of redemption (except for the right to receive from the Company the redemption price) shall cease (including any right to receive dividends otherwise payable on any Dividend Payment Date that would have occurred after the time and date of redemption) either (i) from and after the time and date fixed in the notice of redemption as the time and date of redemption (unless the Company shall default in the payment of the redemption price, in which case such rights shall not terminate at such time and date) or (ii) if the Company shall so elect and state in the notice of redemption, from and after the time and date (which date shall be the date fixed for redemption or an earlier date not less than 30 days after the date of mailing of the redemption notice) on which the Company shall irrevocably deposit in trust for the holders of the shares to be redeemed with a designated bank or trust for the holders of the shares of Preferred Stock to be redeemed with a designated bank or trust company doing business in the Borough of Manhattan, City and State of New York, as paying agent, money or such number of fully paid and nonassessable shares of Common Stock (or a combination thereof) sufficient to pay at the office of such paying agent, on the redemption date, the redemption price. Any money or shares of Common Stock so deposited with any such paying agent which shall not be required for such redemption shall be returned to the Company forthwith. Subject to applicable escheat laws, any moneys so set aside by the Company and unclaimed at the end of one year from the redemption date shall revert to the general funds of the Company, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Company for the payment of the redemption price without interest. Any interest accrued on funds so deposited shall be paid to the Company from time to time.

                 5.4 In the event that fewer than all the outstanding shares of Preferred Stock are to be redeemed, the shares to be redeemed shall be determined pro rata or by lot, as determined by the Company, except that the Company may redeem such shares held by any holder of fewer than 100 shares (or shares held by holders who would hold fewer than 100 shares as a result of such redemption), as may be determined by the Company.

         6.      Change of Control.

                 6.1 Upon the occurrence of a Change of Control of the Company, each holder of Preferred Stock shall, in the event that the Market Value for the period ending on the Change of Control Date is less than the Conversion Price, have a one-time option (the "Change of Control Option") to convert all of such holder's shares of Preferred Stock into fully paid and nonassessable shares of Common Stock at a conversion price equal to the greater of (i) the Market Value for the period ending on the Change of Control Date and
(ii) 66 2/3 % of the Market Value for the period ended April 16, 1998. The Change of Control Option must be exercised during the period of not less than 30 days nor more than 60 days (the actual number of days to be as specified in the notice furnished in accordance with Section 6.2) commencing on the third Business Day after notice of a Change in Control has been given by the Company in accordance with Section 6.2. In lieu of issuing the shares of Common Stock issuable upon conversion in the event of a Change of Control, the Company may, at its sole option, make a cash payment equal to the Market Value determined for the period ending on the Change of Control Date of the shares Common Stock otherwise issuable.

                 6.2 In the event of a Change of Control, notice of such Change of Control shall be given, within five Business Days of the Change of Control Date, by the Company by first-class mail to each record holder of shares of Preferred Stock, at such holder's address as the same appears on the books of the Company. Each such notice shall state (i) that a Change of Control has occurred; (ii) the last day on which the Change of Control Option may be exercised (the "Expiration Date");
(iii) the name and address of the paying agent; and (iv) the procedures that holders must follow to exercise the Change of Control Option.

                 6.3 On or before the Expiration Date, each holder of shares of Preferred Stock wishing to exercise the Change of Control Option shall surrender the certificate or certificates representing the shares of Preferred Stock to be converted, in the manner and at the place designated in the notice described in Section 6.2, and on such date the cash or shares of Common Stock due to such holder shall be delivered to the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be returned to authorized but unissued shares. Upon surrender (in accordance with the notice described in Section 6.2 of the certificate or certificates representing any shares to be so converted (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be converted by the Company at the Conversion Price.

                 6.4 The rights of holders of Preferred Stock pursuant to this Section 6 are in addition to, and not in lieu of, the rights of holders of Preferred Stock provided for in Section 9 hereof.

         7.      Voting.

                 7.1 The shares of Preferred Stock shall have no voting rights except as required by law or as set forth below:

                 (a) If and whenever at any time or times a Voting Rights Triggering Event occurs, then the number of directors constituting the Board of Directors shall be increased by two and the holders of shares of Preferred Stock, voting separately as a class with any other preferred stock or preference security having similar voting rights (the "Voting Rights Class"), will be entitled at the next regular or special meeting of stockholders of the Company to elect two directors of the Company to fill the newly created directorships.

                 (b) Such voting rights may be exercised at a special meeting of the holders of the shares of the Voting Rights Class, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as all dividends in arrears on the shares of Preferred Stock shall have been paid in full, at which time or times such voting rights and the term of the directors elected pursuant to Section 7.1(a) shall terminate.

                 (c) At any time when such voting rights shall have vested in holders of shares of the Voting Rights Class, a proper officer of the Company may call, and, upon written request of the record holders of shares representing twenty-five percent (25%) of the voting power of the shares then outstanding of the Voting Rights Class, addressed to the Secretary of the Company, shall call a special meeting of the holders of shares of the Voting Rights Class. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Company, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this
Section 7.1(c), no such special meeting shall be called during a period within the 60 days immediately preceding the date fixed for the next annual meeting of stockholders in which such case, the election of directors pursuant to Section 7.1(a) shall be held at such annual meeting of stockholders.

                 (d) At any meeting held for the purpose of electing directors at which the holders of the Voting Rights Class shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of the Voting Rights Class shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class. The affirmative vote of the holders of shares of Preferred Stock constituting a majority of the shares of Preferred Stock present at such meeting, in person or by proxy, shall be sufficient to elect such director.

                 (e) Any director elected pursuant to the voting rights created under this Section 7.1 shall hold office until the next annual meeting of stockholders (unless such term has previously terminated pursuant to Section 7.1(b)) and any vacancy in respect of any such director shall be filled only by vote of the remaining director so elected by holders of the Voting Rights Class, or if there be no such remaining director, by the holders of shares of the Voting Rights Class at a special meeting called in accordance with the procedures set forth in this Section 7, or, if no such special meeting is called, at the next annual meeting of stockholders. Upon any termination of such voting rights, the term of office of all directors elected pursuant to this Section 7 shall terminate.

                 (f) So long as any shares of Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Company shall not, without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding Preferred Stock voting or consenting, as the case may be, separately as one class, (i) create, authorize or issue any class or series of stock (or security convertible into stock) of the Company ranking pari passu or senior to the Preferred Stock as to dividends, liquidation rights or voting rights or (ii) amend the Certificate of Incorporation so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of Preferred Stock, including (x) increasing the authorized number of shares of preferred stock and (y) issuing after the Issue Date any shares of Preferred Stock in excess of such additional shares of Preferred Stock as may be issued upon the exercise of the over-allotment option pursuant to the Purchase Agreement. The holders of at least a majority of the outstanding shares of Preferred Stock, voting separately as one class, may waive compliance with any provision of this Certificate of Designation.

                 (g)      In exercising the voting rights set forth in this
Section 7.1, each share of Preferred Stock shall be entitled to one vote.

                 7.2 Except as set forth in Section 7.1, the Company may create, authorize or issue any shares of Junior Stock or increase or decrease the amount of authorized capital stock of any class other than the preferred stock, without the consent of the holders of Preferred Stock constituting the Voting Rights Class, and in taking such actions the Company shall not be deemed to have affected adversely the rights, preferences, privileges or voting rights of holders of shares of Preferred Stock.

         8.      Liquidation Rights.

                 8.1 In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary of involuntary, the holders of the shares of Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders up to the Liquidation Preference plus Accumulated Dividends and Accrued Dividends thereon in preference to the holders of, and before any distribution is made on, any other class or series of stock of the Company ranking junior to the Preferred Stock upon liquidation, including, without limitation, on any Common Stock.

                 8.2 Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company nor the merger or consolidation of the Company into or with any other corporation, or the merger or consolidation of any other corporation into or with the Company, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, for the purposes of this Section 8.

                 8.3 After the payment to the holders of the shares of Preferred Stock of full preferential amounts provided for in this Section 8, the holders of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

                 8.4 In the event the assets of the Company available for distribution to the holders of shares of Preferred Stock upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 8.1, no such distribution shall be made on account of any shares of any other stock of the Company ranking pari passu with the Preferred Stock upon such liquidation, dissolution or winding up unless proportionate distributable amounts shall be paid on account of the shares of Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all Preferred Stock and of any other stock of the Company ranking pari passu with the Preferred Stock are entitled upon such liquidation, dissolution or winding up.

         9.      Conversion.

                 (a) Each holder of Preferred Stock shall have the right, at its option, exercisable at any time and from time to time from the Issue Date to convert, subject to the terms and provisions of this Section 9, any or all of such holder's shares of Preferred Stock. In such case, the shares of Preferred Stock shall be converted into such whole number of fully paid and nonassessable shares of Common Stock as is equal, subject to
Section 9(g), to the product of the number of shares of Preferred Stock being so converted multiplied by the quotient of (i) the Liquidation Preference plus any Accumulated Dividends and any Accrued Dividends to and including the date of conversion divided by (ii) the Conversion Price (as defined below) then in effect, except that with respect to any share which shall be called for redemption such conversion right shall terminate at the close of business on the date of redemption of such share, unless the Company shall default in performance or payment due upon exchange or redemption thereof. The Conversion Price shall be $6.95, subject to adjustment as set forth in Section 9(c).

         The conversion right of a holder of Preferred Stock shall be exercised by the holder by the surrender to the Company of the certificates representing shares to be converted at any time during usual business hours at its principal place of business or the offices of its duly appointed Transfer Agent (as defined in Section 10) to be maintained by it, accompanied by written notice that the holder elects to convert all or a portion of the shares of Preferred Stock represented by such certificate and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Company or its duly appointed Transfer Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company or its duly appointed Transfer Agent duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 9(i). Immediately prior to the close of business on the date of receipt by the Company or its duly appointed Transfer Agent of notice of conversion of shares of Preferred Stock, each converting holder of Preferred Stock shall be deemed to be the holder of record of Common Stock issuable upon conversion of such holder's Preferred Stock notwithstanding that the share register of the Company shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such person. Upon notice from the Company, each holder of Preferred Stock so converted shall promptly surrender to the Company, at any place where the Company shall maintain a Transfer Agent, certificates representing the shares so converted, duly endorsed in blank or accompanied by proper instruments of transfer. On the date of any conversion, all rights with respect to the shares of Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except only the rights of holders thereof to (i) receive certificates for the number of shares of Common Stock into which such shares of Preferred Stock have been converted; (ii) the payment of any Accumulated Dividends or Accrued Dividends thereon; and (iii) exercise the rights to which they are entitled as holders of Common Stock.

                 If the last day for the exercise of the conversion right shall not be a Business Day, then such conversion right may be exercised on the next preceding Business Day.

                 (b) When shares of Preferred Stock are converted pursuant to this Section 9, all Accumulated Dividends and all Accrued Dividends (whether or not declared or currently payable) on the Preferred Stock so converted to (and not including) the date of conversion less any amounts payable by the Company in cash pursuant to Section 3.5. hereof shall be immediately due and payable, at the Company's option, (i) in cash; (ii) in a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (A) the amount of Accumulated Dividends and Accrued Dividends payable to the holders of Preferred Stock hereunder, divided by (B) the Market Value for the period ending on the date of conversion; or (iii) a combination thereof.

                 (c) The Conversion Price shall be subject to adjustment as follows:

                          (i)     In case the Company shall at any time or from
time to time (A) make a redemption payment or pay a dividend (or other distribution) payable in shares of Common Stock on any class of capital stock (which, for purposes of this Section 9(c) shall include, without limitation, any dividends or distributions in the form of options, warrants or other rights to acquire capital stock) of the Company (other than the issuance of shares of Common Stock in connection with the payment in redemption for, of dividends on or the conversion of Preferred Stock); (B) subdivide the outstanding shares of Common Stock into a larger number of shares; (C) combine the outstanding shares of Common Stock into a smaller number of shares; (D) issue any shares of its capital stock in a reclassification of the Common Stock; or (E) pay a dividend or make a distribution to all holders of shares of Common Stock (other than a dividend or distribution paid or made to holders of shares of Preferred Stock in the manner provided in Section 9(b) or a dividend or distribution subject to
Section 9(c)(ii)) pursuant to a stockholder rights plan, "poison pill" or similar arrangement then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of any share of Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Preferred Stock been converted into shares of Common Stock immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 9(c)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to the day immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                          (ii)    In case the Company shall at any time or from
time to time issue to all holders of its Common Stock rights, options or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) at a price per share less than the Market Value for the period ending on the date of issuance (treating the price per share of any security convertible or exchangeable or exercisable into Common Stock as equal to (A) the sum of the price paid to acquire such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (B) the number of shares of Common Stock into which such convertible, exchangeable or exercisable security is initially convertible, exchangeable or exercisable), other than (I) issuances of such rights, options or warrants if the holder of Preferred Stock would be entitled to receive such rights, options or warrants upon conversion at any time of shares of Preferred Stock and (II) issuances that are subject to certain triggering events (until such time as such triggering events occur), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect on the day immediately prior to the record date of such issuance by a fraction (y) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock issued or to be issued upon or as a result of the issuance of such rights, options or warrants (or the maximum number into or for which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (z) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued (or into or for which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised plus the aggregate amount of any additional consideration initially payable upon the conversion, exchange or exercise of such security) would purchase at the Market Value for the period ending on the date of conversion; provided, that if the Company distributes rights or warrants (other than those referred to above in this subparagraph (c)(ii)) pro rata to the holders of Common Stock, so long as such rights or warrants have not expired or been redeemed by the Company, (y) the holder of any Preferred Stock surrendered for conversion shall be entitled to receive upon such conversion, in addition to the shares of Common Stock then issuable upon such conversion (the "Conversion Shares"), a number of rights or warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions applicable to the rights or warrants and (ii) if such conversion occurs after the Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which such Preferred Stock was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date had such Preferred Stock been converted immediately prior to such Distribution Date in accordance with the terms and provisions applicable to the rights and warrants, and (z) the Conversion Price shall not be subject to adjustment on account of any declaration, distribution or exercise of such rights or warrants.

                          (iii)   In case the Company shall at any time or from
time to time (A) make a pro rata distribution to all holders of shares of its Common Stock consisting exclusively of cash (excluding any cash portion of distributions referred to in paragraph (c)(i) above, or cash distributed upon a merger or consolidation to which paragraph (g) below applies), that, when combined together with (x) all other such all-cash distributions made within the then-preceding 12 months in respect of which no adjustment has been made and (y) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by the Company or any of its subsidiaries for shares of Common Stock concluded within the then-preceding 12 months in respect of which no adjustment pursuant to this Section 9(c) has been made, in the aggregate exceeds 15% of the Company's market capitalization (defined as the product of the Market Value for the period ending on the record date of such distribution times the number of shares of Common Stock outstanding on such record date) on the record date of such distribution; (B) complete a tender or exchange offer by the Company or any of its subsidiaries for shares of Common Stock that involves an aggregate consideration that, together with (I) any cash and other consideration payable in a tender or exchange offer by the Company or any of its subsidiaries for shares of Common Stock expiring within the then-preceding 12 months in respect of which no adjustment pursuant to this
Section 9(c) has been made and (II) the aggregate amount of any such all-cash distributions referred to in clause (A) above to all holders of shares of Common Stock within the then-preceding 12 months in respect of which no adjustments have been made, exceeds 15% of the Company's market capitalization on the expiration of such tender offer; or (C) make a distribution to all holders of its Common Stock consisting of evidences of indebtedness, shares of its capital stock other than Common Stock or assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to in paragraphs (c)(i) or (c)(ii) above), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution or completion of such tender or exchange offer, as the case may be,) by a fraction
(x) the numerator of which shall be the Market Value for the period ending on the record date referred to below, or, if such adjustment is made upon the completion of a tender or exchange offer, on the payment date for such offer, and (y) the denominator of which shall be such Market Value less the then fair market value (as determined by the Board of Directors of the Company) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or paid in such tender or exchange offer, applicable to one share of Common Stock (but such denominator not to be less than one); provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Company if the holder of shares of Preferred Stock would otherwise be entitled to receive such rights upon conversion at any time of shares of Preferred Stock into shares of Common Stock unless such rights are subsequently redeemed by the Company, in which case such redemption shall be treated for purposes of this Section 9(c)(iii) as a dividend on the Common Stock. Such adjustment shall be made whenever any such distribution is made or tender or exchange offer is completed, as the case may be, and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                          (iv)    In the case the Company at any time or from
time to time shall take any action affecting its Common Stock (it being understood that the issuance or sale of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) to any Person at a price per share less than the Conversion Price then in effect shall not be deemed such an action), other than an action described in any of Section 9(c)(i) through Section 9(c)(iii), inclusive, or Section 9(g), then the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Company in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Preferred Stock).

                          (v)     Notwithstanding anything herein to the
contrary, no adjustment under this Section 9(c) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price.

                          (vi)    The Company reserves the right to make such
reductions in the Conversion Price in addition to those required in the foregoing provisions as it considers advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In the event the Company elects to make such a reduction in the Conversion Price, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price.

                 (d) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

                 (e) Upon any increase or decrease in the Conversion Price, then, and in each such case, the Company promptly shall deliver to each registered holder of Preferred Stock a certificate signed by an authorized officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

                 (f) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Preferred Stock so surrendered. If the conversion of any share or shares of Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the last reported sale price of the Common Stock on the NYSE (or on such other national securities exchange or authorized quotation system on which the Common Stock is then listed for trading or authorized for quotation or, if the Common Stock is not then so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock) at the close of business on the trading day next preceding the day of conversion shall be paid to such holder in cash by the Company.

                 (g) In the event of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in the event of any consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), or in the event of any sale or other disposition to another Person of all or substantially all of the assets of the Company (other than any assets not owned directly or indirectly by the Company and its subsidiaries) (computed on a consolidated basis) (any of the foregoing, a "Transaction"), each share of Preferred Stock then outstanding shall, without the consent of any holder of Preferred Stock, become convertible only into the kind and amount of shares of stock or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Preferred Stock could have been converted immediately prior to such Transaction after giving effect to any adjustment event. The provisions of this Section 9(g) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions. The provisions of this Section 9(g) shall be the sole right of holders of Preferred Stock in connection with any Transaction and such holders shall have no separate vote thereon.

                 (h) In the event of any distribution by the Company to its stockholders of all or substantially all of its assets (other than any assets not owned directly or indirectly by the Company and its subsidiaries) (computed on a consolidated basis), each holder of Preferred Stock will participate pro rata in such distribution based on the number of shares of Common Stock into which such holders' shares of Preferred Stock would have been convertible immediately prior to such distribution.

                 (i) The Company shall at all times reserve and keep available for issuance upon the conversion of the Preferred Stock such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Preferred Stock.

                 (j) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Preferred Stock shall be made without charge to the converting holder of shares of Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the holders of the shares of Preferred Stock converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Preferred Stock converted, and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

         10. Transfer Agent and Registrar. The duly appointed transfer agent and registrar (the "Transfer Agent") for the Preferred Stock shall be UMB Bank, N.A. The Company may, in its sole discretion, remove the Transfer Agent with 10 days' prior written notice to the Transfer Agent; provided, that the Company shall appoint a successor Transfer Agent who shall accept such appointment prior to the effectiveness of such removal.

         11. Transfer Restrictions. The shares of Preferred Stock have not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, may not be offered, sold, pledged or otherwise transferred except (1) to a Person whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (2) in a transaction meeting the requirements of Rule 144 under the Securities Act,
(3) in accordance with another exemption from the registration requirements of the Securities Act (and based upon opinion of counsel acceptable to the Company), (4) to the Company or any of its subsidiaries, or (5) pursuant to an effective registration statement under the Securities Act, and in each case, in accordance with all applicable securities laws of any State of the United States. The Transfer Agent shall refuse to register the transfer of any shares of Preferred Stock that violates this Section 11.

         12.     Other Provisions.

                 12.1 With respect to any notice to a holder of shares of Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

                 12.2 Shares of Preferred Stock issued and reacquired will be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Oklahoma law, have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation, except that any issuance or reissuance of shares of Preferred Stock must be in compliance with this Certificate of Designation.

                 12.3 The shares of Preferred Stock shall be issuable only in whole shares.

                 12.4 All notices periods referred to herein shall commence on the date of the mailing of the applicable notice.

         IN WITNESS WHEREOF, the Company has caused this certificate to be signed and attested this 21st day of April, 1998.


                                      CHESAPEAKE ENERGY CORPORATION



                                      By:  /s/ Aubrey K. McClendon
                                         ------------------------------------
                                               Aubrey K. McClendon
                                               Chairman of the Board and
                                               Chief Executive Officer

Attest:



/s/ Janice A. Dobbs
---------------------
Janice A. Dobbs
Corporate Secretary

                                  AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                         CHESAPEAKE ENERGY CORPORATION

                      (AFTER RECEIPT OF PAYMENT FOR STOCK)

     The undersigned, Aubrey K. McClendon, as Chairman of the Board and Chief Executive Officer, and Janice A. Dobbs, as Secretary of Chesapeake Energy Corporation, a corporation organized and existing under the laws of the State of Oklahoma (the "Corporation"), hereby certify as follows:

A.    The name of the Corporation is Chesapeake Energy Corporation.

B. The name under which the Corporation was originally incorporated is Chesapeake Oklahoma Corporation. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Oklahoma on November 19, 1996, as amended by that certain Certificate of Ownership and Merger Merging Chesapeake Energy Corporation into Chesapeake Oklahoma Corporation filed with the Secretary of State of Oklahoma on December 23, 1996, effective December 31, 1996 (the "Certificate of Incorporation").

C. This Amendment to Certificate of Incorporation was duly adopted in accordance with the provisions of Section 1077 of the General Corporation Act of Oklahoma (the "Act") at the Corporation's annual meeting by a majority of the outstanding capital stock of the Corporation entitled to vote thereon. Written notice of the Corporation's annual meeting was given to the stockholders of the Corporation in accordance with the provisions of Section 1067 of the Act.

D.    The Certificate of Incorporation is hereby amended as follows:

1. Amendment to Article IV. The first sentence of Article IV of the Certificate of Incorporation starting with the words "The total number of shares of capital stock . . . " is hereby deleted in its entirety and the following sentence is substituted therefor:

           The total number of shares of capital stock which the Corporation shall have authority to issue is Two Hundred Sixty Million (260,000,000) shares, consisting of Ten Million (10,000,000) shares of Preferred Stock, par value $0.01 per share, and Two Hundred Fifty Million (250,000,000) shares of Common Stock, par value $0.01 per share.

     IN WITNESS WHEREOF, this Amendment to Certificate of Incorporation was duly adopted by the board of directors and the stockholders of the Corporation in accordance with Section 1077 of the Act and executed this 9th day of December, 1997, by Aubrey K. McClendon, as Chairman of the Board and Chief Executive Officer, and attested by Janice A. Dobbs, as Secretary.


                                  /s/  Aubrey K. McClendon

                                  ----------------------------------------------
                                  Aubrey K. McClendon, Chairman of the Board and Chief Executive Officer


Attest:


/s/  Janice A. Dobbs
-------------------------------
Janice A. Dobbs, Secretary

               CERTIFICATE OF OWNERSHIP AND MERGER
                             MERGING
                  CHESAPEAKE ENERGY CORPORATION
                               INTO
                 CHESAPEAKE OKLAHOMA CORPORATION


          CHESAPEAKE ENERGY CORPORATION, a Delaware corporation
(the "Corporation"),     DOES HEREBY CERTIFY:


          FIRST: That it owns 100% of the issued and outstanding shares of the capital stock of CHESAPEAKE OKLAHOMA CORPORATION, an Oklahoma corporation ("Chesapeake Oklahoma").


          SECOND: That its board of directors at a meeting held on the 15th day of October, 1996, determined to merge the Corporation into CHESAPEAKE OKLAHOMA CORPORATION, and did adopt the following resolutions:

          WHEREAS, the officers of the Corporation recommended that the Corporation reincorporate under the laws of the State of Oklahoma and the Board of Directors, after discussing the issue, has determined that the reincorporation is in the best interest of the shareholders and the Corporation; and

          WHEREAS, to facilitate the Corporation's reincorporation, the officers of the Corporation recommended that the Corporation form Chesapeake Oklahoma Corporation ("Chesapeake Oklahoma") to be organized and exist under and by virtue of the laws of the State of Oklahoma, with an authorized capitalization of (i) 100 million shares of common stock, $.01 par value ("Chesapeake Oklahoma Common Stock"), 10 shares of which will be issued and outstanding prior to the reincorporation, and (ii) 10 million shares of preferred stock, $.01 par value, no shares of which will be issued and outstanding prior to the reincorporation (all shares of Chesapeake Oklahoma Common Stock outstanding prior to the reincorporation will be held of record and beneficially by the Corporation).

          NOW, THEREFORE, BE IT RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed to take any and all actions required to reincorporate the Corporation under the laws of the State of Oklahoma, including without limitation, the forming of Chesapeake Oklahoma as a new transitory subsidiary, in accordance with the recitations set forth herein, the listing of the shares of Chesapeake Oklahoma on the New York Stock Exchange, the registration of such shares with the Securities and Exchange Commission and any state securities agency, the assumption by Chesapeake Oklahoma of all existing plans and registration statements of the Corporation and such other actions as may be necessary to the effect that the rights and obligations of Chesapeake Oklahoma will be virtually identical to the rights and obligations of the Corporation.

          WHEREAS, after the formation of Chesapeake Oklahoma, the Board of Directors deems it advisable and in the best interests of the Corporation and its shareholders that the Corporation merge with and into Chesapeake Oklahoma pursuant to Section 1083 of the Oklahoma General Corporation Act and Section 253 of the Delaware General Corporation Law (the "Merger") and immediately thereafter for Chesapeake Oklahoma to change its name to Chesapeake Energy Corporation; and

          WHEREAS, the Corporation and Chesapeake Oklahoma will hereinafter be know as the "Constituent Corporations;"
          and

          WHEREAS, the Board of Directors deems it advisable and in the best interests of the Corporation and its shareholders that the Corporation be merged with and into Chesapeake Oklahoma in the manner contemplated herein (the "Plan") and recommend that the Merger and the Plan be approved and adopted by the shareholders of the Corporation;

          NOW, THEREFORE, BE IT RESOLVED, that the Constituent Corporations will be merged into a single corporation by the Corporation merging with and into Chesapeake Oklahoma, which will survive the Merger, pursuant to the provisions of Section 1083 of the Oklahoma General Corporation Act and Section 253 of the Delaware General Corporation Law. Upon such Merger, the separate existence of the Corporation will cease, and Chesapeake Oklahoma will become the owner, without transfer, of all rights and property of the Constituent Corporations, and will be subject to all the liabilities of the Constituent Corporations in the same manner as if Chesapeake Oklahoma had itself incurred such liabilities all as provided by the Oklahoma General Corporation Act.

          FURTHER RESOLVED, that, on the Effective Date of the Merger, which will be 5:00 p.m., CST, on December 31, 1996 (the "Effective Date of the Merger"), the Certificate of Incorporation and Bylaws of Chesapeake Oklahoma, as currently in effect, will be the Certificate of Incorporation and Bylaws of Chesapeake Oklahoma until they are duly amended, except that the name of Chesapeake Oklahoma will be changed to Chesapeake Energy Corporation.

          FURTHER RESOLVED, that on the Effective Date of the Merger, the directors and officers of the Corporation will become the directors and officers of Chesapeake Oklahoma until their successors are duly elected and qualified.

          FURTHER RESOLVED, that on the Effective Date of the Merger (i) each share of Chesapeake Common Stock issued and outstanding immediately prior to the Effective Date of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, will be converted into one share of Chesapeake Oklahoma Common Stock, (ii) each share of Chesapeake Oklahoma Common Stock issued and outstanding immediately prior to the Effective Date of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, will be cancelled and no payment will be made in respect thereof, and (iii) upon surrender of any certificates representing Chesapeake Common Stock, stock certificates representing Chesapeake Oklahoma Common Stock will be reissued to the holder thereof.

          FURTHER RESOLVED, that this Plan will be submitted to the shareholders of the Corporation for approval in the manner provided by applicable Oklahoma and Delaware law. After approval by the vote of the holders representing not less than a majority of the issued and outstanding shares of Chesapeake Common Stock entitled to vote on the Merger, the officers are, and each of them hereby is, authorized and directed to execute and file with the Secretary of State of the States of Oklahoma and Delaware a Certificate of Ownership and Merger and to make any such further filings as may be necessary to effectuate the Merger.

          FURTHER RESOLVED, that the officers of the Corporation are authorized and directed to execute any and all agreements, documents or consents, and to take any and all actions deemed necessary or desirable to permit the consummation of the Merger as required by: (a) that certain Indenture dated as of March 31, 1994, as supplemented, among the Corporation, its subsidiaries signatory thereto as Subsidiary Guarantors and United States Trust Company of New York, as trustee; (b) that certain Indenture dated as of May 15, 1995 among the Corporation, its subsidiaries signatory thereto as Subsidiary Guarantors and United States Trust Company of New York, as trustee; and (c) that certain Indenture dated as of April 1, 1996 among the Corporation, its subsidiaries signatory thereto as Subsidiary Guarantors and United States Trust Company of New York, as trustee. The execution by the officers, or any one of them, of any such document or agreement, or the doing by them of any act in connection with the foregoing matter, will conclusively establish their authority therefor from this Board and from the Corporation and the approval, ratification and adoption of any documents or agreements executed and any action taken.

          FURTHER RESOLVED, that the officers of the Corporation be, and they hereby are, authorized and directed to execute and deliver on behalf of the Corporation all agreements and documents contemplated by the Plan, together with any and all documents and related agreements deemed necessary or desirable by said officer or officers to effectuate the foregoing, each in accordance with the recitations contained herein, and containing such further and different terms and conditions as said officer or officers will deem necessary or desirable to accomplish the objectives set forth herein, and further, that the execution by the officers, or any one of them, of any such document or agreement, or the doing by them of any act in connection with the foregoing matter, will conclusively establish their authority therefor from this Board and from the Corporation and the approval, ratification and adoption of any documents or agreements executed and any action taken.

          THIRD: The merger has been approved by a majority of the outstanding stock of the Corporation entitled to vote thereon at a meeting duly called and held after twenty days' notice of the purpose of the meeting mailed to each such stockholder at his address as it appears in the records of the Corporation.

          FOURTH: Chesapeake Oklahoma hereby agrees that it may be served with process in the state of Delaware in any proceeding for enforcement of any obligation of any constituent corporation of Delaware, as well as for enforcement of any obligation of Chesapeake Oklahoma arising from the merger, including any suit or other proceeding to enforce the right of any shareholders as determined in appraisal proceedings pursuant to the provisions of
Section 262 of the Delaware General Corporation Law, and hereby irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is 6100 N. Western Avenue, Oklahoma City, OK 73118.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and attested to by its Secretary effective the 13th day of December, 1996.



                                CHESAPEAKE ENERGY CORPORATION

                                   THOMAS L. WARD
                                   Thomas L. Ward
                                   President


ATTEST:

JANICE DOBBS
Janice Dobbs
Secretary
[Seal]

                   CERTIFICATE OF INCORPORATION
                                OF
                 CHESAPEAKE OKLAHOMA CORPORATION


                            ARTICLE I

                               Name

          The name of the Corporation is:

                 CHESAPEAKE OKLAHOMA CORPORATION


                            ARTICLE II

                   Registered Office and Agent

          The address of the Corporation's registered office in the State of Oklahoma is 6104 N. Western Avenue, Oklahoma City,
Oklahoma 73118. The Corporation's registered agent at such address is Janice A. Dobbs.

                           ARTICLE III

                             Purposes

          The nature of the business and the purpose of the Corporation shall be to engage in any lawful act or activity and to pursue any lawful purpose for which a corporation may be formed under the Oklahoma General Corporation Act (the "Act"). The Corporation is authorized to exercise and enjoy all powers, rights and privileges which corporations organized under the Act may have as in force from time to time, including, without limitation, all powers, rights and privileges necessary or convenient to carry out the purposes of the Corporation.


                            ARTICLE IV

                          Capital Stock

          The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Ten Million (110,000,000) shares, consisting of Ten Million (10,000,000) shares of Preferred Stock, par value $0.01 per share and One Hundred Million (100,000,000) shares of Common Stock, par value $0.01 per share. The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are as follows:

          Section 1.    Preferred Stock.  The Preferred
Stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed and determined by the board of directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. The board of directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix and determine the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

          The authority of the board with respect to each series shall include but not be limited to, determination of the following:

                                A.   The number of shares
          constituting a series, the distinctive designation of a series and the stated value of the series, if different from the par value;

                                B.   Whether the shares of a series
          are entitled to any fixed or determinable dividends, the dividend rate (if any) on the shares, whether the dividends are cumulative and the relative rights of priority of dividends on shares of that series;

                                C.   Whether a series has voting
          rights in addition to the voting rights provided by law and the terms and conditions of such voting rights;

                                D.   Whether a series will have or
          receive conversion or exchange privileges and the terms and conditions of such conversion or exchange privileges;

                                E.   Whether or not the shares of a
          series are redeemable and the terms and conditions of such redemption, including, without limitation, the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates on or after which the shares in the series will be redeemable and the amount payable in case of redemption;

                                F.   Whether a series will have a
          sinking fund for the redemption or purchase of the shares in the series and the terms and the amount of such sinking fund;

                                G.   The right of a series to the
          benefit of conditions and restrictions on the creation of indebtedness of the Corporation or any subsidiary, on the issuance of any additional capital stock (including additional shares of such series or any other series), on the payment of dividends or the making of other distributions on any outstanding stock of the Corporation and the purchase, redemption or other acquisition by the Corporation, or any subsidiary, of any outstanding stock of the Corporation;

                                H.   The rights of a series in the
          event of voluntary or involuntary liquidation, dissolution or winding up of the corporation and the relative rights of priority of payment of a series; and

                                I.   Any other relative,
          participating, optional or other special rights, qualifications, limitations or restrictions of such series.

          Dividends on outstanding shares of Preferred Stock shall be paid or set apart for payment before any dividends shall be paid or declared or set apart for payment on the common shares with respect to the same dividend period.

          If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

          Section 2.     Common Stock.  The Common Stock
shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock. The holders of shares of Common Stock shall be entitled to one vote for each share of such stock upon all matters presented to the shareholders. Shares of Common Stock authorized hereby shall not be subject to preemptive rights. The holders of shares of Common Stock now or hereafter outstanding shall have no preemptive right to purchase or have offered to them for purchase any of such authorized but unissued shares. The holders of shares of Common Stock now or hereafter outstanding shall have no preemptive right to purchase or have offered to them for purchase any shares of Preferred Stock, Common stock, or other equity securities issued or to be issued by the Company.

          Subject to the preferential and other dividend rights applicable to Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared on the Common Stock by the Board of Directors at any time or from time to time out of any funds legally available therefor.

          In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of the preferential and/or other amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of Common Stock held by them.


                            ARTICLE V

                 Limitation of Director Liability

          A director of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of fiduciary duty as a director, except for personal liability for (i) acts or omissions by such director not in good faith or which involve intentional misconduct or a knowing violation of law; (ii) the payment of dividends or the redemption or purchase of stock in violation of Section 1053 of the Act; (iii) any breach of such director's duty of loyalty to the Corporation or its shareholders; or (iv) any transaction from which such director derived an improper personal benefit.

                            ARTICLE VI

                     Certain Stock Purchases

          Section 1.     Certain Definitions.  For the
purposes of this Article VI:

          "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" means: (1) in the case of stock, the highest closing sale price during the 30-day period ending on the date in question of a share of such stock on a principal United States securities exchange registered under the Exchange Act on which such stock is listed or in the national market system maintained by the National Association of Securities Dealers, Inc., or, if the stock is not listed on any such exchange or designated as a national market system security, the highest closing bid quotation with respect to a share of such stock during the 30-day period ending on the date in question on the National Association of Securities Dealers, Inc. Automated Quotations system or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith.

          "Interested Shareholder" shall have the meaning ascribed to such term under Section 1090.3 of the Act.

          Section 2.     Vote Required for Certain Stock
Purchases.

               A. Any direct or indirect purchase by the Corporation, or any subsidiary of the Corporation, of any capital stock from a person or persons known by a majority of the Continuing Directors of the Corporation to be an Interested Shareholder who has beneficially owned such capital stock for less than three years prior to the date of such purchase, or any agreement in respect thereof, at a price in excess of the Fair Market Value shall require the affirmative vote of no less than 66 2/3% of the votes cast by the holders, voting together as a single class, of all then outstanding shares of capital stock, excluding for this purpose the votes by the Interested Shareholder, unless a greater vote shall be required by law.

               B. Such affirmative vote shall not be required for a purchase or other acquisition of securities of the same class made on substantially the same terms to all holders of such securities and complying with the applicable requirements of the Exchange Act, and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act, rules or regulations). Furthermore, such affirmative vote shall not be required for any purchase effected on the open market and not the result of a privately-negotiated transaction.

          Section 3.     Powers of Continuing Directors.
The Continuing Directors of the Corporation shall have the power and duty to determine for the purposes of this Article VI, on the basis of information known to them after reasonable inquiry, whether a person is an Interested Shareholder, and the number of shares of capital stock owned beneficially by any person.

                           ARTICLE VII

                        Board of Directors

          Section 1.     Management by Board of Directors.
The business and affairs of the Corporation shall be under the direction of the Board of Directors.

          Section 2.     Number of Directors.  The number
of Directors which shall constitute the whole board shall be not less than three nor more than fifteen, and shall be determined by resolution adopted by a vote of two-thirds (2/3) of the entire board, or at an annual or special meeting of shareholders by the affirmative vote of sixty-six and two-third percent (66 2/3%) of the outstanding stock entitled to vote. No reduction in number shall have the effect of removing any director prior to the expiration of his term. The number of directors of the Corporation may, from time to time, be increased or decreased in such manner as may be provided in the bylaws of the Corporation.

          Section 3. Classes of Directors; Election by Shareholders; Vacancies. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1997 annual meeting of shareholders; the term of the initial Class II directors shall terminate on the date of the 1998 annual meeting of shareholders and the term of the initial Class III directors shall terminate on the date of the 1999 annual meeting of shareholders. At each annual meeting of shareholders beginning in 1997, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of directors, however resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected. No election of directors need be by written ballot.

                                Notwithstanding the foregoing,
whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Designation attributable to such Preferred stock or the resolution or resolutions adopted by the Board of Directors pursuant to
Section 2 of this Article VII applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VII unless expressly provided by such terms.

                           ARTICLE VIII

                            Indemnity

          Section 1.     Third Party Claims.  The
Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation and with respect to any criminal action or proceeding had reasonable cause to believe that his conduct was unlawful.

          Section 2.     Derivative Claims.  The Corporation
shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine, upon application, that despite the adjudication of liability, but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          Section 3.     Expenses.  Expenses, including fees
and expenses of counsel, incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized herein.

          Section 4.     Insurance.  The Corporation may
purchase (upon resolution duly adopted by the board of directors) and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

          Section 5.      Reimbursement.  To the extent that
a director, officer, employee or agent of, or any other person entitled to indemnity hereunder by, the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to herein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          Section 6.       Enforcement.  Every such person
shall be entitled, without demand by him upon the Corporation or any action by the Corporation, to enforce his right to such indemnity in an action at law against the Corporation. The right of indemnification and advancement of expenses hereinabove provided shall not be deemed exclusive of any rights to which any such person may now or hereafter be otherwise entitled and specifically, without limiting the generality of the foregoing, shall not be deemed exclusive of any rights pursuant to statute or otherwise, of any such person in any such action, suit or proceeding to have assessed or allowed in his favor against the Corporation or otherwise, his costs and expenses incurred therein or in connection therewith or any part thereof.


                            ARTICLE IX

     Amendments; Bylaws; Control Shares Act; Written Consent

          Section 1.     Amendments to Certificate of
Incorporation. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding stock having voting power, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with Articles V, VI, VII, VIII and this Article IX of this Certificate of Incorporation.

          Section 2.      Bylaws.  Prior to the receipt of
any payment for any of the Corporation's stock, the Bylaws of the Corporation shall be adopted, amended or repealed by the Incorporator. Thereafter, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation. In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended, or rescinded by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding stock of the Corporation entitled to vote thereon.

          Section 3.      Control Shares Act.  The
Corporation shall not be subject to the Oklahoma Control Shares Act as codified at Sections 1145-1155 of the Act. This election shall be effective on the date of filing this Certificate.

          Section 4.      Action By Written Consent.  Any
action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

                            ARTICLE X

                           Incorporator

          The name and mailing address of the Incorporator is as follows:

          W. Chris Coleman                     Tenth Floor
                                               Two Leadership Square
                                               Oklahoma City, OK  73102

          I, the undersigned, for the purpose of forming a corpo-ration under the laws of the State of Oklahoma, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 18th day of October, 1996.



                                                    W. CHRIS COLEMAN
                                                    W. Chris Coleman

                     CONSENT TO SIMILAR NAME


TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA;

     Pursuant to 18 O.S. 1986 Supp. Section 1141 or 54 O.S. Supp.
1984, Section 303, whichever is applicable, the undersigned corporation or limited partnership hereby consents to the use of the name or a similar name.

1. The name of the consenting corporation or limited partnership is:

     CHESAPEAKE LIMITED PARTNERSHIP

and is organized under the laws of the State of Oklahoma.

2. The proposed name of the corporation or limited partnership to which this consent is given is:

     CHESAPEAKE OKLAHOMA CORPORATION

and is organized or is to be organized under the laws of the State of Oklahoma.

3. In the event the proposed corporation name is identical to the consenting corporation's name the consenting corporation is about to:

     A.   Change its name _____.
     B.   Cease to do business X.
     C.   Withdraw from Oklahoma _____.
     D.   Be wound up _____.

     IN WITNESS WHEREOF, this corporation or limited partnership has caused this consent to be executed this 14th day of November, 1996.

                              CHESAPEAKE OPERATING, INC., General
                              Partner

                              By  TOM L. WARD
                                  Tom L. Ward, Chief Operating
                                  Officer

ATTEST:

JANICE A. DOBBS
Janice A. Dobbs, Secretary